Exhibit 10.22
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	15
	7701 Forsyth Boulevard - 10th Floor	Date	December 28, 2011
	St. Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Various
Attention: Mr. Martin Wilson
This confirms the discussion between Bill McNally, TVA, and Adam Anderson, Armstrong Coal Company, Inc., “(Armstrong) to amend Contract 612-40668 (the “Contract”) as set forth below.
1. The effective date of this Supplement is December 28, 2011 (the “Effective Date”).
2. As of the Effective Date, TVA is exercising its right under the Contract’s Subsection 2.1.2 to decrease the scheduled quarterly deliveries by twenty percent (20%) of the quarterly schedule and this Supplement No. 15 memorializes the sixty (60) days’ written notice (“Nominated Quantity”) required to do so. For the sake of clarity, TVA’s Nominated Quantity for March 1, 2012, through December 31, 2012, will be reduced by 100,000 tons per quarter or a total reduction of 300,000 tons in Calendar Year 2012.

Year	Existing Commitment	New Commitment Under this Supplement
2012	2,000,000 tons	1,700,000 tons
All other terms and conditions of the contract remain unchanged.

Tennessee Valley Authority

By /s/ Connie S. Gazaway

Connie S. Gazaway
Asset Management Specialist

/s/ Ray W. Popoynak
Ray W. Popoynak
Manager, Coal Acquisition
TVA RESTRICTED INFORMATION